Exhibit 99.1

News Contact:

+1 (813) 204-4099

investors@lazydays.com

Lazydays Holdings, Inc. Receives Nasdaq Notice
on Late Filing of its Form 10-Q

Tampa, FL (May 28, 2021) – Lazydays Holdings, Inc. (NasdaqCM: LAZY) today announced that it has received a notice from The Nasdaq Stock Market on May 25, 2021 notifying the Company that, because of its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “2021 10-Q”) with the Securities and Exchange Commission, the Company is no longer in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1).

This Notice received has no immediate effect on the listing or trading of the Company’s shares. As previously disclosed on the Company’s Form 8-K filed on May 24, 2021, as a result of the April 12, 2021 public statement by the staff of the Securities and Exchange Commission entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies”, the Company’s audit committee, after consultation with the Company’s management, concluded the Company should have presented a subset of the Company’s warrants as liabilities rather than equity. Therefore, the audit committee also concluded that the Company’s (i) audited financial statements for the years ending December 31, 2018, 2019 and 2020; and (ii) unaudited interim financial statements as of and for the periods ended March 31, 2018, June 30, 2018, September 30, 2018, March 31, 2019, June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020 and September 30, 2020 should no longer be relied upon. Nasdaq has provided the Company until July 26, 2021 to submit a plan to regain compliance. The compliance plan is required to provide a summary of the reasons that led to the Company’s late filing. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to November 15, 2021, to regain compliance. If Nasdaq does not accept the plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company expects and intends to file the required Form 10-Q and amended Forms 10-K and 10-Q within the 60 day window, but plans to submit to Nasdaq the compliance plan by July 26, 2021.

This announcement is made in order to comply with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on The Nasdaq Stock Market under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans and expectations, including statements regarding Lazydays’ expectations concerning the filing of its Form 10-Q and amended Forms 10-K and 10-Q and its plan to submit a compliance plan to Nasdaq Compliance, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially due to various factors, including economic conditions generally, conditions in the credit markets and changes in interest rates, conditions in the capital markets, the global impact of the pandemic outbreak of coronavirus (COVID-19) accounting treatment and guidance, and other factors described from time to time in Lazydays’ SEC reports and filings, which are available at www.sec.gov. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

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